Cloudera Reports Fourth Quarter and Fiscal Year 2018 Financial Results

•	Q4 revenue up 42% year-over-year

•	Q4 subscription revenue up 50% year-over-year

•	Net expansion rate of 136%

PALO ALTO, Calif. – April 3, 2018: Cloudera, Inc. (NYSE: CLDR), the modern platform for machine learning and analytics optimized for the cloud, reported results for its fourth quarter and fiscal year 2018, ended January 31, 2018. Total revenue was $103.5 million, an increase of 42% from the fourth quarter of fiscal 2017. Subscription revenue was $84.3 million, an increase of 50% from the year-ago period.

“It was a year of considerable accomplishment for Cloudera and our team. In our first few quarters as a public company, we introduced six major product offerings, completed a strategic acquisition, and delivered significant technological innovations -- with the open source community and also proprietary to our products,” said Tom Reilly, chief executive officer at Cloudera. “Most enterprises are just embarking on their digital transformation journeys. In a rapidly evolving and disruptive market, we believe the investments we’ve made have us well-positioned to lead them on that journey.”

GAAP loss from operations for the fourth quarter of fiscal 2018 was $45.7 million, compared to a GAAP loss from operations of $61.0 million for the fourth quarter of fiscal 2017. Non-GAAP loss from operations for the fourth quarter of fiscal 2018 was $16.6 million, compared to a non-GAAP loss from operations of $33.4 million in the year-ago period.

Operating cash flow for the fourth quarter of fiscal 2018 was negative $22.0 million compared to operating cash flow of negative $31.9 million in the fourth quarter of fiscal 2017.

GAAP net loss per share for the fourth quarter of fiscal 2018 was $0.31 per share, based on weighted-average shares outstanding of 142.9 million shares, compared to a GAAP net loss per share in the fourth quarter of fiscal 2017 of $1.67 per share, based on weighted-average shares outstanding of 36.8 million shares. See financial statement tables below for additional information regarding historical and forward-looking stock-based compensation expenses and shares outstanding.

Non-GAAP net loss per share for the fourth quarter of fiscal 2018 was $0.10 per share, based on non-GAAP weighted-average shares outstanding of 142.9 million shares, compared to non-GAAP net loss per share in the fourth quarter of fiscal 2017 of $0.30 per share, based on non-GAAP weighted-average shares outstanding of 111.7 million shares.

For fiscal year 2018, total revenue was $367.4 million, an increase of 41% year-over-year. Subscription revenue was $301.0 million, an increase of 50% year-over-year, and equaled 82% of total revenue, up from 77% for fiscal year 2017.

GAAP loss from operations for fiscal year 2018 was $390.3 million compared to GAAP loss from operations of $187.3 million in fiscal year 2017. Non-GAAP loss from operations for fiscal year 2018 was $96.6 million compared to non-GAAP loss from operations of $140.3 million in fiscal year 2017.

Operating cash flow for fiscal year 2018 was negative $42.3 million compared to operating cash flow of negative $116.6 million in fiscal year 2017.

GAAP net loss per share for fiscal year 2018 was $3.38 per share, based on weighted-average shares outstanding of 114.1 million shares, compared to a GAAP net loss per share in fiscal year 2017 of $5.15 per share, based on weighted-average shares outstanding of 36.4 million shares.

Non-GAAP net loss per share for fiscal year 2018 was $0.69 per share, based on non-GAAP weighted-average shares outstanding of 133.1 million shares, compared to non-GAAP net loss per share for fiscal year 2017 of $1.26 per share, based on non-GAAP weighted-average shares outstanding of 111.3 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non‑GAAP Financial Measures.

As of January 31, 2018, the company had total cash, cash equivalents, marketable securities and restricted cash of $460.7 million.

Recent Business and Financial Highlights

Fourth Quarter Fiscal 2018:

•	Subscription revenue was up 50% year-over-year to $84.3 million

•	Non-GAAP subscription gross margin for the quarter was 86%, more than 200 basis points higher than the fourth quarter of fiscal 2017

•	Dollar-based net expansion rate was 136% for the quarter

•	International revenue grew 66% year-over-year

•	32 net new Global 8000 customers added

•	Non-GAAP operating loss improved approximately 3,000 basis points as compared to the year-ago quarter

•	Cloudera Altus was named a winner of the 2017-2018 Cloud Awards for Most Innovative Use of Data in the Cloud (https://www.cloud-awards.com/2018-shortlist/)

•	Cloudera was recognized on four separate occasions for leading security industry awards

•
Cloudera was named a winner of two IoT Breakthrough Awards, the Overall Connected Car Innovation of the Year (with Navistar) and Connected Car Insurance Solution of the Year (with Octo Telematics) (http://iotbreakthrough.com/winners/)

Full Year Fiscal 2018:

•	Subscription revenue was up 50% year-over-year to $301.0 million

•	Non-GAAP subscription gross margin for the year was 85%, more than 300 basis points higher than fiscal year 2017

•	International revenue grew 62% year-over-year

•	132 net new Global 8000 customers added

•	Non-GAAP operating loss improved more than 2,700 basis points as compared to the prior fiscal year

Business Outlook

The outlook for the first quarter of fiscal 2019, ending April 30, 2018, is:

•	Total revenue in the range of $101 million to $102 million, representing approximately 28% year-over-year growth

•	Subscription revenue in the range of $85 million to $86 million, representing approximately 32% year-over-year growth

•	Non-GAAP net loss per share in the range of $0.19 to $0.17 per share

•	Weighted-average shares outstanding of approximately 147 million shares

The outlook for fiscal 2019, ending January 31, 2019, is:

•	Total revenue in the range of $435 million to $445 million, representing approximately 20% year-over-year growth

•	Subscription revenue in the range of $370 million to $375 million, representing approximately 24% year-over-year growth

•	Operating cash flow in the range of negative $40 million to $35 million

•	Non-GAAP net loss per share in the range of $0.62 to $0.59 per share

•	Weighted-average shares outstanding of approximately 152 million shares

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its fourth quarter and full year fiscal 2018 results and the outlook for its first quarter of fiscal 2019 and full year fiscal 2019 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Number: +1-833-231-7247

•	Participant International Number: +1-647-689-4091

•	Conference ID: 3093228

About Cloudera
At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. We deliver the modern platform for machine learning and analytics optimized for the cloud. The world’s largest enterprises trust Cloudera to help solve their most challenging business problems. Learn more at www.cloudera.com.

Connect with Cloudera
About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Global 8000 Customer List

We periodically update the Global 8000 list based on the FORBES Global 2000 list and information from Data.com, using the most recently published FORBES Global 2000 list (which is updated by Forbes annually) and the most recent Data.com information (which is continuously updated by Data.com).  Our customer count is subject to ongoing adjustment and, when adjustments occur, previously disclosed numbers of customers are updated to allow for comparability.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “goal” and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including our belief that the enterprise machine learning and analytics market will quickly emerge and that we will continue to lead its direction through technology and product innovation, our expectation that we will continue our momentum in machine learning, analytics and the cloud, and our “Business Outlook” for our first quarter of fiscal 2019 and full year fiscal 2019 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our most recently filed Quarterly Report on Form 10‑Q filed with the SEC on December 8, 2017, and in our other SEC filings. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP subscription gross margins, non-GAAP loss from operations, non-GAAP net loss, and historical and forward-looking non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), amortization of acquired intangible assets, and donations of common stock made to the Cloudera Foundation from the Cloudera unaudited condensed consolidated statement of operations. In addition, we use non-GAAP weighted-average shares outstanding to calculate non-GAAP net loss per share.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Revenue:
Subscription	$84,260	$56,159	$301,022	$200,252
Services	19,190	16,668	66,421	60,774
Total revenue	103,450	72,827	367,443	261,026
Cost of revenue:(1) (2)
Subscription	14,729	9,860	70,902	38,704
Services	18,098	12,315	87,133	48,284
Total cost of revenue	32,827	22,175	158,035	86,988
Gross profit	70,623	50,652	209,408	174,038
Operating expenses:(1) (2) (3)
Research and development	38,925	25,191	215,695	102,309
Sales and marketing	61,828	55,911	298,467	203,161
General and administrative	15,548	30,598	85,539	55,907
Total operating expenses	116,301	111,700	599,701	361,377
Loss from operations	(45,678)	(61,048)	(390,293)	(187,339)
Interest income, net	1,560	613	5,150	2,756
Other income (expense), net	1,080	(236)	1,429	(547)
Net loss before provision for income taxes	(43,038)	(60,671)	(383,714)	(185,130)
Provision for income taxes	(869)	(761)	(2,079)	(2,187)
Net loss	$(43,907)	$(61,432)	$(385,793)	$(187,317)
Net loss per share, basic and diluted	$(0.31)	$(1.67)	$(3.38)	$(5.15)
Weighted-average shares used in computing net loss per share, basic and diluted	142,857	36,836	114,141	36,406

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Cost of revenue – subscription	$2,683	$375	$24,826	$1,426
Cost of revenue – services	3,429	440	31,843	1,803
Research and development	10,004	1,280	100,143	5,606
Sales and marketing	7,672	1,261	90,420	5,757
General and administrative	4,538	1,800	42,774	7,122
Total stock‑based compensation expense	$28,326	$5,156	$290,006	$21,714

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Cost of revenue – subscription	$622	$514	$2,230	$1,997
Sales and marketing	178	431	1,493	1,723
Total amortization of acquired intangible assets	$800	$945	$3,723	$3,720
(3) In January 2017, we donated 1,175,063 shares of common stock to the Cloudera Foundation. We recorded a non cash charge of $21.6 million for the fair value of the donated shares, which was recognized in general and administrative expense in the fourth quarter of fiscal 2017.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenues)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017

Revenue:
Subscription	81%	77%	82%	77%
Services	19	23	18	23
Total revenue	100	100	100	100
Cost of revenue:(1) (2)
Subscription	14	14	19	15
Services	18	16	24	18
Total cost of revenue	32	30	43	33
Gross profit	68	70	57	67
Operating expenses:(1) (2) (3)
Research and development	37	35	59	39
Sales and marketing	60	76	81	78
General and administrative	15	42	23	21
Total operating expenses	112	153	163	138
Loss from operations	(44)	(84)	(106)	(72)
Interest income, net	1	1	1	1
Other income (expense), net	1	—	—	—
Net loss before provision for income taxes	(42)	(83)	(105)	(71)
Provision for income taxes	—	(1)	—	(1)
Net loss	(42)%	(84)%	(105)%	(72)%

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Cost of revenue – subscription	3%	1%	7%	1%
Cost of revenue – services	3	1	9	1
Research and development	10	2	27	2
Sales and marketing	7	1	24	1
General and administrative	4	2	12	3
Total stock-based compensation expense	27%	7%	79%	8%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Cost of revenue – subscription	1%	1%	1%	1%
Sales and marketing	—	—	—	—
Total amortization of acquired intangible assets	1%	1%	1%	1%

(3) As a percentage of revenue, the non cash expense recognized for the donation of common stock to the Cloudera Foundation for the three months ended and year ended January 31, 2017 was 29% and 8%, respectively.

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2018	January 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,247	$74,186
Short-term marketable securities	327,842	160,770
Accounts receivable, net	130,579	101,549
Prepaid expenses and other current assets	31,470	13,197
Total current assets	533,138	349,702
Property and equipment, net	17,600	13,104
Marketable securities, noncurrent	71,580	20,710
Intangible assets, net	5,855	7,051
Goodwill	33,621	31,516
Restricted cash	18,052	15,446
Other assets	9,312	5,015
TOTAL ASSETS	$689,158	$442,544
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$2,722	$3,550
Accrued compensation	41,393	33,376
Other accrued liabilities	13,454	9,918
Deferred revenue, current portion	257,141	192,242
Total current liabilities	314,710	239,086
Deferred revenue, less current portion	34,870	25,182
Other liabilities	16,601	4,345
TOTAL LIABILITIES	366,181	268,613
Redeemable convertible preferred stock	—	657,687
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	7	2
Additional paid-in capital	1,385,592	192,795
Accumulated other comprehensive loss	(832)	(556)
Accumulated deficit	(1,061,790)	(675,997)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	322,977	(483,756)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$689,158	$442,544

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(43,907)	$(61,432)	$(385,793)	$(187,317)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,407	2,663	12,102	10,134
Stock-based compensation	28,326	5,156	290,006	21,714
Donation of common stock to the Cloudera Foundation	—	21,574	—	21,574
Accretion and amortization of marketable securities	(145)	447	512	2,867
Loss on disposal of fixed assets	—	—	(111)	—
Release of deferred tax valuation allowance	—	—	(806)	—
Changes in assets and liabilities:
Accounts receivable	(64,324)	(53,995)	(28,788)	(52,139)
Prepaid expenses and other assets	(10,735)	(3,678)	(16,194)	(3,300)
Accounts payable	1,659	(1,191)	(667)	(281)
Accrued compensation	6,410	6,894	5,179	11,222
Accrued expenses and other liabilities	(1,337)	(3,782)	8,105	(284)
Deferred revenue	59,660	55,402	74,187	59,249
Net cash used in operating activities	(21,986)	(31,942)	(42,268)	(116,561)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(106,172)	—	(620,329)	(103,776)
Sales of marketable securities	21,633	23,517	79,069	74,655
Maturities of marketable securities	87,820	52,560	321,552	207,792
Cash used in business combinations, net of cash acquired	—	—	(1,937)	(2,700)
Capital expenditures	(3,949)	(451)	(12,954)	(7,385)
Proceeds from sale of equipment	—	—	145	—
Net cash provided by (used in) investing activities	(668)	75,626	(234,454)	168,586
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (payments for) issuance of common stock in initial public offering	—	(2,056)	237,422	(2,056)
Net proceeds from issuance of common stock in follow-on offering	(795)	—	46,008	—
Shares withheld related to net share settlement of restricted stock units	(9,278)	—	(59,781)	—
Proceeds from employee stock plans	12,452	1,041	23,673	3,594
Net cash provided by financing activities	2,379	(1,015)	247,322	1,538
Effect of exchange rate changes	727	69	1,067	75
Net increase (decrease) in cash, cash equivalents and restricted cash	(19,548)	42,738	(28,333)	53,638
Cash, cash equivalents and restricted cash — Beginning of year	80,847	46,894	89,632	35,994
Cash, cash equivalents and restricted cash — End of year	$61,299	$89,632	$61,299	$89,632
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$854	$658	$2,694	$1,689
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in other accrued liabilities	$1,130	$44	$1,130	$44
Fair value of common stock issued as consideration for business combinations	$—	$—	$2,081	$—
Deferred offering costs in accounts payable and other accrued liabilities	$—	$747	$—	$747
Conversion of redeemable convertible preferred stock to common stock	$—	$—	$657,687	$—

Cloudera, Inc.
Three Months Ended January 31, 2018
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$14,729	$(2,683)	$(622)	$11,424
Subscription gross margin	83%	3%	1%	86%
Cost of revenue- Services	18,098	(3,429)	—	14,669
Services gross margin	6%	18%	—%	24%
Gross profit	70,623	6,112	622	77,357
Total gross margin	68%	6%	1%	75%
Research and development	38,925	(10,004)	—	28,921
Sales and marketing	61,828	(7,672)	(178)	53,978
General and administrative	15,548	(4,538)	—	11,010
Loss from operations	(45,678)	28,326	800	(16,552)
Operating margin	(44)%	27%	1%	(16)%
Net Loss	(43,907)	28,326	800	(14,781)
Net loss per share, basic and diluted	$(0.31)	$0.20	$0.01	$(0.10)

Cloudera, Inc.
Three Months Ended January 31, 2017
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Donation to Cloudera Foundation	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$9,860	$(375)	$(514)	$—	$—	$8,971
Subscription gross margin	82%	1%	1%	—%	—%	84%
Cost of revenue- Services	12,315	(440)	—	—	—	11,875
Services gross margin	26%	3%	—%	—%	—%	29%
Gross profit	50,652	815	514	—	—	51,981
Total gross margin	70%	1%	1%	—%	—%	71%
Research and development	25,191	(1,280)	—	—	—	23,911
Sales and marketing	55,911	(1,261)	(431)	—	—	54,219
General and administrative	30,598	(1,800)	—	(21,574)	—	7,224
Loss from operations	(61,048)	5,156	945	21,574	—	(33,373)
Operating margin	(84)%	7%	1%	29%	—%	(46)%
Net Loss	(61,432)	5,156	945	21,574	—	(33,757)
Net loss per share, basic and diluted (1)	$(1.67)	$0.14	$0.03	$0.59	$0.61	$(0.30)

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

Cloudera, Inc.
Twelve Months Ended January 31, 2018
GAAP Results Reconciled to non-GAAP Results
(in thousands)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$70,902	$(24,826)	$(2,230)	$—	$43,846
Subscription gross margin	76%	8%	1%	—%	85%
Cost of revenue- Services	87,133	(31,843)	—	—	55,290
Services gross margin	(31)%	48%	—%	—%	17%
Gross profit	209,408	56,669	2,230	—	268,307
Total gross margin	57%	15%	1%	—%	73%
Research and development	215,695	(100,143)	—	—	115,552
Sales and marketing	298,467	(90,420)	(1,493)	—	206,554
General and administrative	85,539	(42,774)	—	—	42,765
Loss from operations	(390,293)	290,006	3,723	—	(96,564)
Operating margin	(106)%	79%	1%	—%	(26)%
Net Loss	(385,793)	290,006	3,723	—	(92,064)
Net loss per share, basic and diluted (1)	$(3.38)	$2.54	$0.03	$0.12	$(0.69)

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

Cloudera, Inc.
Twelve Months Ended January 31, 2017
GAAP Results Reconciled to non-GAAP Results
(in thousands)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Donation to Cloudera Foundation	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$38,704	$(1,426)	$(1,997)	$—	$—	$35,281
Subscription gross margin	81%	1%	1%	—%	—%	82%
Cost of revenue- Services	48,284	(1,803)	—	—	—	46,481
Services gross margin	21%	3%	—%	—%	—%	24%
Gross profit	174,038	3,229	1,997	—	—	179,264
Total gross margin	67%	1%	1%	—%	—%	69%
Research and development	102,309	(5,606)	—	—	—	96,703
Sales and marketing	203,161	(5,757)	(1,723)	—	—	195,681
General and administrative	55,907	(7,122)	—	(21,574)	—	27,211
Loss from operations	(187,339)	21,714	3,720	21,574	—	(140,331)
Operating margin	(72)%	8%	1%	8%	—%	(54)%
Net Loss	(187,317)	21,714	3,720	21,574	—	(140,309)
Net loss per share, basic and diluted (1)	$(5.15)	$0.60	$0.10	$0.59	$2.60	$(1.26)

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

Cloudera, Inc.
GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
GAAP weighted-average shares, basic and diluted	142,857	36,836	114,141	36,406
Assumed preferred stock conversion	—	74,907	18,676	74,907
Assumed IPO issuance	—	—	236	—
Non-GAAP weighted-average shares, diluted	142,857	111,743	133,053	111,313

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

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Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

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Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Donation of common stock to the Cloudera Foundation. During the fourth quarter of fiscal 2017, we issued 1,175,063 shares of common stock to the Cloudera Foundation for no consideration. This resulted in a one‑time non‑cash charge of $21.6 million, which was recorded in general and administrative expenses on the consolidated statement of operations. Our management team does not consider this expense when evaluating our operating performance and we do not expect to make future grants of shares to the Cloudera Foundation and therefore consider this charge non‑recurring and exclude the GAAP impact of the donation when evaluating our operating results. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long‑term performance of our business.

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Assumed preferred stock conversion. For periods prior to the closing of our initial public offering (IPO) on May 3, 2017, we give effect to the automatic conversion of all outstanding shares of preferred stock to common stock, as if such conversion had occurred at the beginning of the period, in our calculations of non-GAAP weighted-average shares, diluted, and non-GAAP net loss per share, diluted. The inclusion of these shares facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed IPO issuance. We include the common shares issued in our IPO, on a weighted basis, as if the shares were issued on the date of our effectiveness. Our IPO was effective in the first quarter of fiscal 2018 and closed in the second quarter of fiscal 2018.

Cloudera, Inc.
Reconciliation of non-GAAP Financial Guidance
(unaudited)

	Fiscal 2019
(in millions)	Q1	FY
GAAP net loss	($58) - (55)	($213) - (209)
Stock-based compensation expense (1)	29	116
Amortization of acquired intangible assets	1	3
Non-GAAP net loss	($28) - (25)	($94) - (90)

(1) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Deborah Wiltshire
press@cloudera.com
+1 (650) 644-3900